Exhibit 99.1
Bright Horizons Family Solutions Reports Financial Results for the Fourth Quarter and Full Year of 2025
NEWTON, MA - (BUSINESS WIRE) - February 12, 2026 - Bright Horizons Family Solutions® Inc. (NYSE: BFAM) today announced financial results for the fourth quarter and full year of 2025 and provided guidance for 2026. Bright Horizons is a leading provider of high-quality early education and child care, comprehensive back-up care solutions, and educational advisory services. Our offerings are designed to support both working families and employers’ workforce strategies by supporting their employees across life and career stages, and improve employee recruitment, engagement, productivity, retention, and career advancement.
Fourth Quarter 2025 Highlights (compared to Fourth Quarter 2024):
•Revenue of $734 million (increase of 9%)
•Income from operations of $45 million (decrease of 6%)
•Net income of $22 million and diluted earnings per common share of $0.38 (decreases of 25% and 24%, respectively)
Non-GAAP financial measures:
•Adjusted EBITDA* of $123 million (increase of 12%)
•Adjusted income from operations* of $91 million (increase of 14%)
•Adjusted net income* of $65 million and diluted adjusted earnings per common share* of $1.15 (increases of 14% and 17%, respectively)
Year Ended December 31, 2025 Highlights (compared to Year Ended December 31, 2024):
•Revenue of $2.9 billion (increase of 9%)
•Income from operations of $315 million (increase of 28%)
•Net income of $193 million and diluted earnings per common share of $3.36 (increases of 38% and 40%, respectively)
Non-GAAP financial measures:
•Adjusted EBITDA* of $487 million (increase of 19%)
•Adjusted income from operations* of $363 million (increase of 31%)
•Adjusted net income* of $261 million and diluted adjusted earnings per common share* of $4.55 (increases of 29% and 31%, respectively)
“Our diversified, integrated education and care solutions supported by our broad client base drove a strong fourth quarter and a solid finish to the year,” said Stephen Kramer, Chief Executive Officer. “Back-Up Care remained a standout all year — generating more than $725 million in revenue in 2025. As we move into 2026, we remain focused on deepening our impact with the employers and families we serve, enhancing our services, and investing in people and technology to drive growth, support margin progress, and deliver the highest quality care and education.”
Fourth Quarter 2025 Results
Revenue increased by $59.6 million, or 9%, to $733.7 million in the fourth quarter of 2025, from the fourth quarter of 2024, due primarily to increased utilization of back-up care services as well as enrollment gains and tuition price increases at our centers.
Income from operations was $45.5 million for the fourth quarter of 2025 compared to $48.2 million for the fourth quarter of 2024, a decrease of 6%. The decrease in income from operations is primarily related to incremental impairment and net lease termination costs of $14.8 million, partially offset by incremental gross profit contributions resulting from higher utilization of back-up care services, as well as contributions from our full service center-based child care centers from enrollment growth and operating leverage. Net income was $21.7 million for the fourth quarter of 2025 compared to $29.1 million for the fourth quarter of 2024, a decrease of 25%, due to the decrease in income from operations noted above and a higher effective tax rate. Diluted earnings per common share was $0.38 for the fourth quarter of 2025 compared to $0.50 for the fourth quarter of 2024.
In the fourth quarter of 2025, adjusted EBITDA* increased by $12.8 million, or 12%, to $123.5 million, and adjusted income from operations* increased by $11.2 million, or 14%, to $90.6 million from the fourth quarter of 2024, due to increased contributions from both the back-up care and full service center-based child care segments. Adjusted net income* increased by $7.7 million, or 14%, to $65.1 million, as a result of the increase in adjusted income from operations noted above. Diluted adjusted earnings per common share* was $1.15 for the fourth quarter of 2025 compared to $0.98 for the fourth quarter of 2024.

As of December 31, 2025, the Company operated 1,010 early education and child care centers with the capacity to serve approximately 115,000 children and their families.
*Adjusted EBITDA, adjusted income from operations, adjusted net income and diluted adjusted earnings per common share are financial measures that are not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), which are commonly referred to as “non-GAAP financial measures.” Adjusted EBITDA represents EBITDA (which is net income, as determined in accordance with GAAP, before interest expense, income tax expense, depreciation and amortization) adjusted to exclude stock-based compensation expense and non-recurring costs, such as impairment and net lease termination costs, debt refinance costs, and at times, other non-recurring costs, such as transaction costs. Adjusted income from operations represents income from operations, as determined in accordance with GAAP, adjusted to exclude non-recurring costs, such as impairment and net lease termination costs, debt refinance costs, and at times, other non-recurring costs, such as transaction costs. Adjusted net income represents net income, as determined in accordance with GAAP, adjusted to exclude amortization, stock-based compensation expense, and non-recurring costs, such as impairment and net lease termination costs, debt refinance costs, interest incurred related to a pre-acquisition obligation, and the income tax provision (benefit) thereon, and at times, other non-recurring costs, such as transaction costs. Diluted adjusted earnings per common share is calculated using adjusted net income. These non-GAAP financial measures are more fully described and are reconciled from the respective measures determined under GAAP in “Presentation of Non-GAAP Financial Measures” and the attached table “Bright Horizons Family Solutions Inc. Non-GAAP Reconciliations,” respectively.
Balance Sheet and Liquidity
At December 31, 2025, the Company had $140.1 million of cash and cash equivalents and $383.7 million available for borrowing under our revolving credit facility. In the year ended December 31, 2025, we generated approximately $350.7 million of cash from operations, compared to $337.5 million for the same period in 2024, and made net investments totaling $103.8 million, compared to $117.8 million for the same period in the prior year.
2026 Outlook
Based on current trends and expectations, we currently expect fiscal year 2026 revenue to be in the range of $3.075 billion to $3.125 billion and diluted adjusted earnings per common share to be in the range of $4.90 to $5.10. The Company will provide additional information on its outlook during its earnings conference call.
Conference Call
Bright Horizons Family Solutions will host an investor conference call today at 5:00 pm ET to discuss the results for the fourth quarter and full year of 2025, as well as the Company’s updated business outlook and strategy.  Interested parties are invited to listen to the conference call by dialing 1-844-539-3703 or, for international callers, 1-412-652-1273, and asking for the Bright Horizons Family Solutions conference call moderated by Chief Executive Officer Stephen Kramer.  Replays of the entire call will be available through February 26, 2026 at 1-844-512-2921 or, for international callers, at 1-412-317-6671, conference ID #13752643.  A link to the audio webcast of the conference call and a copy of this press release are also available through the Investor Relations section of the Company’s web site, investors.brighthorizons.com.

Forward-Looking Statements
This press release includes forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company’s actual results may vary significantly from the results anticipated in these forward-looking statements, which can generally be identified by the use of forward-looking terminology, including the terms “believes,” “expects,” “may,” “will,” “should,” “seeks,” “projects,” “approximately,” “intends,” “plans,” “estimates” or “anticipates,” or, in each case, their negatives or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts, including statements regarding the Company’s intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, operating expectations, execution and delivery of our services and solutions, business trends, value of our model, our offerings, our future growth opportunities, enrollment levels, margins, back-up care, our investments, long-term growth strategy, estimated effective tax rate, tax expense, our future business and financial performance, client partners and relationships, use and impact of our services, share repurchase activity and our 2026 financial guidance. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. The Company believes that these risks and uncertainties include, but are not limited to, changes in the demand for child care, dependent care and other workplace solutions, including variations in enrollment trends and lower than expected demand from employer sponsor clients as well as variations in workforce demographics and work environments; the constrained labor market for teachers and staff and ability to hire and retain talent, including the impact of increased compensation and labor costs; the availability or lack of government support programs, and the impact of available government child care benefit programs; our ability to respond to changing client and customer needs; competition in our industry; the possibility that acquisitions may disrupt our operations and expose us to additional risk; our ability to pass on our increased costs; our indebtedness and the terms of such indebtedness; our ability to withstand seasonal fluctuations in the demand for our services; our ability to implement our growth strategies successfully; changes in general economic, political, business and financial market conditions and other macroeconomic events and uncertainty, including the impact of inflation and interest rate fluctuations; fluctuations in currency exchange rates; the effects of a cyber-attack, data breach or other security incident on our information technology system or software or those of our third party vendors; changes in tax rates or policies; damage or harm to our brand or reputation, including as a result of recent incidents and media coverage; litigation and insurance risks; changes in laws and regulations; and other risks and uncertainties more fully described in the “Risk Factors” section of our Annual Report on Form 10-K filed on February 27, 2025, and other factors disclosed from time to time in our other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the time of this release and we do not undertake to publicly update or revise them, whether as a result of new information, future events or otherwise, except as required by law.
Presentation of Non-GAAP Financial Measures
In addition to the results provided in accordance with GAAP throughout this press release, the Company has provided certain non-GAAP financial measures that present operating results on a basis adjusted for certain items. The Company uses these non-GAAP financial measures as key performance indicators for the purpose of evaluating performance internally, and in connection with determining incentive compensation for Company management, including executive officers. Adjusted EBITDA is also used in connection with the determination of certain ratio requirements under our credit agreement. We believe that these non-GAAP financial measures provide investors with useful information with respect to our historical operations. These non-GAAP financial measures are not intended to replace, and should not be considered superior to, the presentation of our financial results in accordance with GAAP. The use of the terms adjusted EBITDA, adjusted income from operations, adjusted net income and diluted adjusted earnings per common share may differ from similar measures reported by other companies and may not be comparable to other similarly titled measures.
With respect to our outlook for diluted adjusted earnings per common share, we do not provide the most directly comparable GAAP financial measure or corresponding reconciliation to such GAAP financial measure on a forward-looking basis. We are unable to predict with reasonable certainty and without unreasonable effort certain items such as the timing and amount of net excess income tax benefits or shortfalls, future impairments, lease termination costs, transaction costs, and other non-recurring costs, as well as gains or losses from the early retirement of debt and the outcome from legal proceedings. These items are uncertain, depend on various factors outside our management’s control, and could significantly impact, either individually or in the aggregate, our future period earnings per common share as calculated and presented in accordance with GAAP.
For more information regarding adjusted EBITDA, adjusted income from operations, adjusted net income and diluted adjusted earnings per common share, refer to the reconciliation of GAAP financial measures to the non-GAAP financial measures in the attached table “Bright Horizons Family Solutions Inc. Non-GAAP Reconciliations.”

About Bright Horizons Family Solutions Inc.
Bright Horizons® is a leading provider of high-quality early education and child care, comprehensive back-up care solutions, and educational advisory services.  For 40 years, we have partnered with employers to support workforces by providing services that help working families and employees thrive personally and professionally.  Bright Horizons operates more than 1,000 early education and child care centers in the United States, the United Kingdom, the Netherlands, Australia and India, and serves more than 1,450 of the world’s leading employers. For more information, go to www.brighthorizons.com.
Contacts:

Investors:
Elizabeth Boland
Chief Financial Officer - Bright Horizons
eboland@brighthorizons.com
617-673-8125

Michael Flanagan
Group Vice President - Strategic Finance - Bright Horizons
michael.flanagan@brighthorizons.com
617-673-8720

Media:
Ilene Serpa
Vice President - Communications - Bright Horizons
iserpa@brighthorizons.com
617-673-8044

BRIGHT HORIZONS FAMILY SOLUTIONS INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share data)
(Unaudited)

	Three Months Ended December 31,
	2025	%	2024	%
Revenue	$733,698	100.0%	$674,146	100.0%
Cost of services	591,847	80.7%	533,615	79.2%
Gross profit	141,851	19.3%	140,531	20.8%
Selling, general and administrative expenses	94,962	12.9%	90,101	13.4%
Amortization of intangible assets	1,394	0.2%	2,203	0.2%
Income from operations	45,495	6.2%	48,227	7.2%
Interest expense — net	(11,640)	(1.6)%	(11,454)	(1.7)%
Income before income tax	33,855	4.6%	36,773	5.5%
Income tax expense	(12,115)	(1.6)%	(7,650)	(1.2)%
Net income	$21,740	3.0%	$29,123	4.3%

Earnings per common share:
Common stock — basic	$0.39		$0.50
Common stock — diluted	$0.38		$0.50

Weighted average common shares outstanding:
Common stock — basic	56,216,156		57,814,529
Common stock — diluted	56,648,372		58,436,055

BRIGHT HORIZONS FAMILY SOLUTIONS INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share data)
(Unaudited)

	Years Ended December 31,
	2025	%	2024	%
Revenue	$2,933,607	100.0%	$2,686,013	100.0%
Cost of services	2,236,420	76.2%	2,066,407	76.9%
Gross profit	697,187	23.8%	619,606	23.1%
Selling, general and administrative expenses	376,383	12.8%	354,645	13.2%
Amortization of intangible assets	6,139	0.3%	18,342	0.7%
Income from operations	314,665	10.7%	246,619	9.2%
Interest expense — net	(44,758)	(1.5)%	(48,761)	(1.8)%
Income before income tax	269,907	9.2%	197,858	7.4%
Income tax expense	(76,791)	(2.6)%	(57,667)	(2.2)%
Net income	$193,116	6.6%	$140,191	5.2%

Earnings per common share:
Common stock — basic	$3.39		$2.42
Common stock — diluted	$3.36		$2.40

Weighted average common shares outstanding:
Common stock — basic	56,945,743		57,931,572
Common stock — diluted	57,422,501		58,471,566

BRIGHT HORIZONS FAMILY SOLUTIONS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$140,091	$110,327
Accounts receivable — net	293,983	283,336
Prepaid expenses and other current assets	69,899	102,368
Total current assets	503,973	496,031
Fixed assets — net	574,200	572,939
Goodwill	1,824,175	1,762,683
Other intangible assets — net	193,452	197,575
Operating lease right-of-use assets	682,069	725,897
Other assets	111,734	95,194
Total assets	$3,889,603	$3,850,319
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$—	$28,500
Current portion of revolving credit facility	199,552	—
Accounts payable and accrued expenses	292,812	304,541
Current portion of operating lease liabilities	110,229	102,090
Deferred revenue	330,647	305,098
Other current liabilities	32,925	39,170
Total current liabilities	966,165	779,399
Long-term debt — net	747,614	918,449
Operating lease liabilities	702,845	743,562
Other long-term liabilities	118,815	110,214
Deferred income taxes	14,873	20,299
Total liabilities	2,550,312	2,571,923
Total stockholders’ equity	1,339,291	1,278,396
Total liabilities and stockholders’ equity	$3,889,603	$3,850,319

BRIGHT HORIZONS FAMILY SOLUTIONS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Years Ended December 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$193,116	$140,191
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	93,402	97,918
Stock-based compensation expense	30,614	33,615
Deferred income taxes	(2,281)	(9,929)
Impairment losses and other non-cash items — net	50,673	41,379
Changes in assets and liabilities	(14,798)	34,288
Net cash provided by operating activities	350,726	337,462
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of fixed assets — net	(91,317)	(95,275)
Purchases of debt securities and other investments	(19,737)	(52,597)
Proceeds from debt securities and other investments	14,035	38,375
Payments and settlements for acquisitions — net of cash acquired	(6,775)	(8,267)
Net cash used in investing activities	(103,794)	(117,764)
CASH FLOWS FROM FINANCING ACTIVITIES:
Revolving credit facility — net	499,446	—
Principal payments of long-term debt	(501,000)	(17,000)
Payments of debt issuance costs	(3,046)	—
Purchase of treasury stock	(225,411)	(84,597)
Proceeds from issuance of common stock upon exercise of options	12,057	27,005
Taxes paid related to the net share settlement of stock options and restricted stock	(15,474)	(5,350)
Payments of deferred and contingent consideration for acquisitions	—	(103,872)
Net cash used in financing activities	(233,428)	(183,814)
Effect of exchange rates on cash, cash equivalents and restricted cash	5,939	(1,620)
Net increase in cash, cash equivalents and restricted cash	19,443	34,264
Cash, cash equivalents and restricted cash — beginning of year	123,715	89,451
Cash, cash equivalents and restricted cash — end of year	$143,158	$123,715

BRIGHT HORIZONS FAMILY SOLUTIONS INC.
SEGMENT INFORMATION
(In thousands)
(Unaudited)

	Full service center-based child care	Back-up care	Educational advisory services	Total
Three months ended December 31, 2025
Revenue	$514,798	$183,334	$35,566	$733,698
Income (loss) from operations	(24,191)	58,971	10,715	45,495
Adjusted income from operations (1)	20,419	59,472	10,715	90,606
As a percentage of revenue	4%	32%	30%	12%

Three months ended December 31, 2024
Revenue	$484,501	$157,167	$32,478	$674,146
Income (loss) from operations	(12,854)	51,548	9,533	48,227
Adjusted income from operations (2)	17,198	52,630	9,533	79,361
As a percentage of revenue	4%	33%	29%	12%
(1)For the three months ended December 31, 2025, adjusted income from operations represents income from operations excluding impairment and net lease termination costs of $45.1 million, of which $44.6 million related to the full service center-based child care segment and $0.5 million related to the back-up care segment.
(2)For the three months ended December 31, 2024, adjusted income from operations represents income from operations excluding impairment losses associated with our annual impairment assessment of $30.3 million, of which $29.2 million related to the full service center-based child care segment and $1.1 million related to the back-up care segment, and costs incurred in connection with the December 2024 debt refinancing of $0.8 million allocated to the full service center-based child care segment.

	Full service center-based child care	Back-up care	Educational advisory services	Total
Year ended December 31, 2025
Revenue	$2,081,119	$727,988	$124,500	$2,933,607
Income from operations	66,093	221,610	26,962	314,665
Adjusted income from operations (1)	114,353	222,111	26,962	363,426
As a percentage of revenue	5%	31%	22%	12%

Year ended December 31, 2024
Revenue	$1,961,785	$610,112	$114,116	$2,686,013
Income from operations	53,699	169,611	23,309	246,619
Adjusted income from operations (2)	83,751	170,693	23,309	277,753
As a percentage of revenue	4%	28%	20%	10%
(1)For the year ended December 31, 2025, adjusted income from operations represents income from operations excluding impairment and net lease termination costs of $47.5 million, of which $47.0 million related to the full service center-based child care segment and $0.5 million related to the back-up care segment, and other costs incurred in connection with the August 2025 debt refinancing of $1.3 million allocated to the full service center-based child care segment.
(2)For the year ended December 31, 2024, adjusted income from operations represents income from operations excluding impairment losses associated with our annual impairment assessment of $30.3 million, of which $29.2 million related to the full service center-based child care segment and $1.1 million related to the back-up care segment, and costs incurred in connection with the December 2024 debt refinancing of $0.8 million allocated to the full service center-based child care segment.

BRIGHT HORIZONS FAMILY SOLUTIONS INC.
NON-GAAP RECONCILIATIONS
(In thousands, except share data)
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024
Net income	$21,740	$29,123	$193,116	$140,191
Interest expense — net	11,640	11,454	44,758	48,761
Income tax expense	12,115	7,650	76,791	57,667
Depreciation	23,353	20,114	87,263	79,576
Amortization of intangible assets (a)	1,394	2,203	6,139	18,342
EBITDA	70,242	70,544	408,067	344,537
As a percentage of revenue	10%	10%	14%	13%
Additional adjustments:
Impairment and net lease termination costs (b)	45,111	30,299	47,467	30,299
Stock-based compensation expense (c)	8,102	9,008	30,614	33,615
Other costs (d)	—	835	1,294	835
Total adjustments	53,213	40,142	79,375	64,749
Adjusted EBITDA	$123,455	$110,686	$487,442	$409,286
As a percentage of revenue	17%	16%	17%	15%

Income from operations	$45,495	$48,227	$314,665	$246,619
Impairment and net lease termination costs (b)	45,111	30,299	47,467	30,299
Other costs (d)	—	835	1,294	835
Adjusted income from operations	$90,606	$79,361	$363,426	$277,753
As a percentage of revenue	12%	12%	12%	10%

Net income	$21,740	$29,123	$193,116	$140,191
Income tax expense	12,115	7,650	76,791	57,667
Income before income tax	33,855	36,773	269,907	197,858
Amortization of intangible assets (a)	1,394	2,203	6,139	18,342
Impairment and net lease termination costs (b)	45,111	30,299	47,467	30,299
Stock-based compensation expense (c)	8,102	9,008	30,614	33,615
Other costs (d)	—	835	1,294	835
Other interest costs (e)	—	—	2,737	—
Adjusted income before income tax	88,462	79,118	358,158	280,949
Adjusted income tax expense (f)	(23,354)	(21,757)	(96,692)	(77,765)
Adjusted net income	$65,108	$57,361	$261,466	$203,184
As a percentage of revenue	9%	9%	9%	8%

Weighted average common shares outstanding — diluted	56,648,372	58,436,055	57,422,501	58,471,566
Diluted adjusted earnings per common share	$1.15	$0.98	$4.55	$3.47

(a)Amortization of intangible assets represents total amortization expense, including $0.1 million and $8.5 million for the three and twelve months ended December 31, 2024, respectively, associated with intangible assets recorded in connection with our going private transaction in May 2008.
(b)Impairment and net lease termination costs represent impairment costs, primarily for long-lived assets, arising from center closures, changes in market assumptions and reduced operating performance at certain centers. For the three months ended December 31, 2025, impairment and net lease termination costs totaled $45.1 million, of which $44.6 million related to the full service center-based child care segment and $0.5 million related to the back-up care segment. For the twelve months ended December 31, 2025, impairment and net lease termination costs totaled $47.5 million, of which $47.0 million related to the full service center-based child care segment and $0.5 million related to the back-up care segment. For the three and twelve months ended December 31, 2024, impairment and net lease termination costs totaled $30.3 million, of which $29.2 million related to the full service center-based child care segment and $1.1 million related to the back-up care segment.
(c)Stock-based compensation expense represents non-cash stock-based compensation expense in accordance with Accounting Standards Codification Topic 718, Compensation-Stock Compensation.
(d)Other costs in the twelve months ended December 31, 2025 consist of $1.3 million related to the August 2025 debt refinancing recorded to selling, general and administrative expenses and allocated to the full service center-based child care segment. Other costs in the three and twelve months ended December 31, 2024 consist of costs incurred in connection with the December 2024 debt refinancing of $0.8 million recorded to selling, general and administrative expenses and allocated to the full service center-based child care segment.
(e)Other interest costs in the twelve months ended December 31, 2025 consist of $1.6 million in interest incurred related to a pre-acquisition obligation, as well as $1.1 million of debt refinancing costs related to the April 2025 and August 2025 debt refinancings, which were recorded to interest expense.
(f)Adjusted income tax expense represents income tax expense calculated on adjusted income before income tax at an effective tax rate of approximately 26% and 27% for the three and twelve months ended December 31, 2025, respectively, and approximately 28% for the three and twelve months ended December 31, 2024.